UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 14, 2011
VERAMARK TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-13898	16-1192368

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1565 Jefferson Rd, Suite 120, Rochester, NY	14623

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (585) 381-6000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(a)	On March 14, 2011, Christopher T. Dunstan resigned as a Director of Veramark Technologies, Inc. (the “Registrant”). In addition to being a member of the Board of Directors of the Registrant, at the time of his resignation Mr. Dunstan was Chair of the Audit Committee of the Board of Directors of the Registrant and was a member of the Nominating and Governance Committee of the Board of Directors of the Registrant.

Prior to the submission of his resignation, Mr. Dunstan had been informed that members of the Nominating and Governance Committee of the Registrant’s Board of Directors would not support his nomination for another term as a Director of Registrant.

In his letter of resignation, Mr. Dunstan stated that he disagreed with the Registrant on “substantive issues with regard to governance and transparency, management compensation, the adequacy of the accounting function and the future strategic direction” of the Registrant.

A copy of Mr. Dunstan’s letter of resignation is attached to this Report on Form 8-K as Exhibit 17.1. A copy of the Registrant’s response to Mr. Dunstan’s letter of resignation is attached to this Report on Form 8-K as Exhibit 17.2
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.
Exhibit 17.1
Letter from Christopher T. Dunstan resigning as a Director of the Registrant
Exhibit 17.2
Letter from Registrant to Christopher T. Dunstan responding to his letter of resignation as a Director of Registrant

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized in Rochester, New York on March 18, 2011

Veramark Technologies, Inc.
By:	/s/ Ronald C. Lundy
Ronald C. Lundy,
Senior Vice President of Finance and Chief Financial Officer
EXHIBIT INDEX

Exhibit Number	Description of Exhibit

17.1	Letter from Christopher T. Dunstan resigning as a Director of the Registrant

17.2	Letter from Registrant to Christopher T. Dunstan responding to his letter of resignation as a Director of Registrant